PRESS RELEASE – FOR IMMEDIATE RELEASE
OMEGA ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS;
ADJUSTED FFO OF $0.79 PER SHARE FOR THE THIRD QUARTER

HUNT VALLEY, MARYLAND – November 2, 2015 – Omega Healthcare Investors, Inc. (NYSE:OHI) (the “Company” or “Omega”) today announced its results of operations for the three-month period ended September 30, 2015.  The Company also reported for the three-month period ended September 30, 2015 Funds From Operations (“FFO”) available to common stockholders of $147.5 million or $0.76 per common share and Funds Available For Distribution (“FAD”) to common stockholders of $139.9 million or $0.72 per common share.

The $147.5 million of FFO available to common stockholders for the third quarter of 2015 includes $3.6 million of acquisition and merger related costs, $2.2 million of non-cash stock-based compensation expense, $0.9 million of interest expense related to the early extinguishment of debt and a $0.3 million provision for uncollectible straight-line receivables.  FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”).  Adjusted FFO was $0.79 per common share for the three-month period ended September 30, 2015.  FFO and Adjusted FFO are non-GAAP financial measures.  Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash items and certain items of revenue or expense, including, but not limited to: acquisition and merger related costs, interest refinancing costs, provisions for impairment, uncollectible mortgages and accounts receivable and stock-based compensation expense.  For more information regarding FFO and Adjusted FFO, see the “Third Quarter 2015 Results – Funds From Operations” section below.

GAAP NET INCOME

For the three-month period ended September 30, 2015, the Company reported net income of $83.3 million, or $0.43 per diluted common share, on operating revenues of $202.0 million.  This compares to net income of $61.7 million, or $0.48 per diluted common share, on operating revenues of $130.7 million, for the same period in 2014.

For the nine-month period ended September 30, 2015, the Company reported net income of $169.8 million, or $0.97 per diluted common share, on operating revenues of $533.1 million.  This compares to net income of $164.4 million, or $1.30 per diluted common share, on operating revenues of $373.5 million, for the same period in 2014.

The year-to-date increase in net income compared to the prior year was primarily due to revenue associated with the acquisition by merger of Aviv REIT, Inc. (“Aviv”) on April 1, 2015 and new investments completed in 2014 and the first nine months of 2015.  This increase was partially offset by (i) $57.1 million in increased depreciation and amortization expense, (ii) $55.1 million in incremental acquisition and merger related costs, (iii) $21.4 million in increased interest expense, (iv) $11.0 million in increased impairments on real estate assets and (v) $7.6 million in increased general and administrative expenses.

2015 RECENT DEVELOPMENTS AND THIRD QUARTER HIGHLIGHTS

In Q4 2015, the Company…

•	redeemed $575 million aggregate principal amount 6.75% Senior Notes due 2022.
•	increased its quarterly common stock dividend rate to $0.56 per share.

In Q3 2015, the Company…

•	issued $600 million aggregate principal amount of its 5.25% Senior Notes due 2026.
•	completed the purchase of $112 million of real estate in Manhattan for the development of an assisted living and memory care facility.
•	completed $104 million of other new investments.
•	invested $35 million in capital renovation and construction in progress projects.
•	established a $500 million Equity Shelf Program for a continuous at-the-market offering of common stock.
•	increased its quarterly common stock dividend rate to $0.55 per share.

THIRD QUARTER 2015 RESULTS

Operating Revenues and Expenses – Operating revenues for the three-month period ended September 30, 2015 totaled $202.0 million.  Operating expenses for the three-month period ended September 30, 2015 totaled $75.9 million and were comprised of $60.1 million of depreciation and amortization expense, $8.0 million of general and administrative expense, $3.6 million of costs associated with acquisitions, $2.2 million of stock-based compensation expense and a $1.7 million provision for impairment on real estate assets.

Other Income and Expense – Other income and expense for the three-month period ended September 30, 2015 was a net expense of $40.0 million, which was primarily comprised of $38.2 million of interest expense and $1.9 million of amortized deferred financing costs.

Funds From Operations – For the three-month period ended September 30, 2015, reportable FFO available to common stockholders was $147.5 million, or $0.76 per common share on 195 million weighted-average common shares outstanding, compared to $93.9 million, or $0.73 per common share on 128 million weighted-average common shares outstanding, for the same period in 2014.

The $147.5 million of FFO for the three-month period ended September 30, 2015 includes the impact of $3.6 million of acquisition related costs, $2.2 million of non-cash stock-based compensation expense and $0.9 million of interest expense related to the early extinguishment of debt in the fourth quarter of 2015.

The $93.9 million of FFO for the three-month period ended September 30, 2014 includes the impact of $2.0 million of non-cash stock-based compensation expense, a $1.6 million interest refinancing adjustment (gain), $0.6 million of one-time revenue and $0.3 million of acquisition related costs.

Adjusted FFO was $154.4 million, or $0.79 per common share, for the three months ended September 30, 2015, compared to $94.0 million, or $0.73 per common share, for the same period in 2014.  The Company had 67 million additional weighted-average shares outstanding for the three months ended September 30, 2015 compared to the same period in 2014.  For further information see the “Funds From Operations” schedule below.

FINANCING ACTIVITIES

$575 Million Senior Notes Redemption – On October 26, 2015, the Company redeemed all of its outstanding 6.75% Senior Notes due 2022 (the “2022 Notes”).  As a result of the redemption, during the fourth quarter of 2015, the Company will record approximately $21.2 million in redemption related costs and write-offs, including $19.4 million for the early redemption or call premiums and $1.8 million in net write-offs associated with unamortized deferred financing costs and original issuance premiums/discounts.

On September 25, 2015, the Company irrevocably deposited approximately $615.0 million with the trustee of the 2022 Notes.  This amount included a redemption premium of 3.375%, semi-annual interest and additional accrued interest to the redemption date of October 26, 2015.  The $615.0 million is classified as “Other assets” on the Company’s balance sheet.

$600 Million Senior Notes – On September 23, 2015, the Company sold $600 million aggregate principal amount of its 5.250% Senior Notes due 2026.  These notes were sold at an offering price of 99.717% of the principal amount of the notes, before the initial purchasers’ discount.  The Company’s total net proceeds from the offering, after deducting initial purchasers’ discounts and other offering expenses, were approximately $594 million.  The Company used net proceeds from the offering to repay all of our outstanding $575 million aggregate principal amount 6.75% Senior Notes due 2022.

$500 Million Equity Shelf Program – On September 3, 2015, the Company entered into separate Equity Distribution Agreements (collectively, the “2015 Agreements”) to sell shares of its common stock having an aggregate gross sales price of up to $500 million (the “2015 Equity Shelf Program”) with several financial institutions, each as a sales agent and/or principal (collectively, the “Managers”).  Under the terms of the 2015 Agreements, the Company may sell shares of its common stock, from time to time, through or to the Managers having an aggregate gross sales price of up to $500 million.  Sales of the shares, if any, will be made by ordinary brokers’ transactions on the New York Stock Exchange at market prices, or as otherwise agreed with the applicable Manager.  As of September 30, 2015, the Company did not issue any shares under the 2015 Equity Shelf Program.

Termination of $250 Million Equity Shelf Program – Also on September 3, 2015, the Company terminated its $250 million Equity Shelf Program (the “2013 Equity Shelf Program”) that the Company entered into with several financial institutions on March 18, 2013.

Since inception of the 2013 Equity Shelf Program, the Company sold a total of 7.4 million shares of common stock generating total gross proceeds of $233.8 million under the program, before $4.7 million of commissions.  As a result of the termination of the 2013 Equity Shelf Program, no additional shares can be issued under the 2013 Equity Shelf Program.

Equity Shelf Program and Dividend Reinvestment and Common Stock Purchase Plan – During the nine-month period ended September 30, 2015, the Company sold the following shares of its common stock under its Equity Shelf Program and its Dividend Reinvestment and Common Stock Purchase Plan:

Equity Shelf (At-The-Market) Program for 2015
(in thousands, except price per share)

	Q1	Q2	Q3	Year To Date

Number of shares	-	-	-	-
Average price per share	$-	$-	$-	$-
Gross proceeds	$-	$-	$-	$-

Dividend Reinvestment and Common Stock Purchase Program for 2015
(in thousands, except price per share)

	Q1	Q2	Q3	Year To Date

Number of shares	135	678	981	1,794
Average price per share	$40.13	$36.46	$36.25	$36.62
Gross proceeds	$5,423	$24,703	$35,561	$65,687

2015 RECENT DEVELOPMENTS AND PORTFOLIO ACTIVITY

$216 Million of New Investments in Q3 2015 – During the three months ended September 30, 2015, we completed six separate transactions totaling $216 million of new investments.  The new investments consisted of the following:

$32.0 Million Acquisition – On September 29, 2015, the Company completed a purchase/leaseback of two skilled nursing facilities (“SNFs”) for approximately $32.0 million.  The two SNFs, consisting of 260 operating beds, located in Florida were added to an existing operator’s master lease with an initial annual cash yield of 9%.

$28.5 Million Acquisition – On July 30, 2015, the Company completed a purchase/leaseback of one SNF for approximately $28.5 million.  The 300 bed SNF, located in Virginia, was leased to a new operator with an initial annual yield of 9.25%.

$111.7 Million Real Estate Acquisitions – On July 24, 2015, the Company purchased five buildings on the Upper East Side of Manhattan for approximately $111.7 million and leased them to an existing operator of the Company.  The Company and operator plan to construct a 201,000 square-foot assisted living and memory care facility.  The properties were added to the operator’s existing master lease.  The lease provides for a 5% annual cash yield on the land during the construction phase.  Upon certification of occupancy, the Company’s annual yield will be 7% in year one and 8% in year two with annual 2.5% annual escalators thereafter.

$18.0 Million Acquisition – On July 1, 2015, the Company purchased a three facility campus from an unrelated third party for approximately $18.0 million and leased them to an existing operator of the Company.  The 161 bed campus (consisting of a skilled nursing, memory care and assisted living facility) located in the state of Washington, was added to the operator’s existing master lease with a blended initial annual yield of 8.3%.

$15.0 Million Acquisition – On July 1, 2015, the Company purchased six SNFs from an unrelated third party for approximately $15.0 million and leased them to an existing operator of the Company.  The SNFs, all located in Nebraska, totaling 530 beds, were added to the operator’s existing master lease with an initial annual yield of 9.0%.

$10.8 Million Acquisition – On July 1, 2015, the Company purchased one assisted living facility (“ALF”) and one memory care facility for approximately $10.8 million and leased them to a new operator of the Company.  The facilities, located in Georgia, totaling 125 beds, were leased to the operator via a master lease with an initial annual yield of 7.0% in year one, 8.0% in year two and 2.5% annual escalators thereafter.

$34.7 Million Q3 Capital Renovations – In addition to the $216 million of new investments listed above, the Company also invested $34.7 million under its capital renovation and construction in progress programs in the third quarter of 2015.

Facility Sales, Closures and Impairments – For the three-month period ended September 30, 2015, the Company sold three facilities (two previously classified as "Assets held for sale - net") for total cash proceeds of $14.7 million, generating a $2.4 million loss.

DIVIDENDS

On October 14, 2015, the Board of Directors declared a common stock dividend of $0.56 per share, increasing the quarterly common dividend by $0.01 per share over the previous quarter.  The common dividends are to be paid November 16, 2015 to common stockholders of record on November 2, 2015.

2015 FAD AND ADJUSTED FFO GUIDANCE REVISED

The Company revised its previously announced 2015 annual FAD available to common stockholders to be between $2.78 and $2.79 per diluted share and its 2015 annual Adjusted FFO available to common stockholders to be between $3.06 and $3.07 per diluted share.  The table below outlines the Company's 2015 quarterly guidance for both FAD and Adjusted FFO available to common stockholders:

	2015 Adjusted FFO and FAD Guidance Range per diluted common share (1)
	Q1 Act(2)	Q2 Act	Q3 Act(3)	Q4	(4)	Full Year
Adjusted FFO	$0.71	$0.77	$0.79	$0.79 - $0.80		$3.06 - $3.07
FAD	$0.65	$0.70	$0.72	$0.71 - $0.72		$2.78 - $2.79
	2014 Actual Adjusted FFO and FAD per diluted common share
	Q1	Q2	Q3	Q4		Full Year
Adjusted FFO	$0.71	$0.69	$0.73	$0.72		$2.85
FAD	$0.65	$0.63	$0.67	$0.66		$2.61

(1)
Assumes $650 million of new investments and planned capital renovation projects for 2015, including $65 million of new investments and capital renovations closed and/or completed in the first quarter of 2015 by Aviv. At April 1, 2015, after reflecting operating partnership units and other dilutive securities, there were approximately 194 million fully diluted common shares outstanding. The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the Company's control.  If actual results vary from these assumptions, the Company's expectations may change.  Without limiting the generality of the foregoing, the timing and completion of acquisitions, divestitures and capital and financing transactions may cause actual results to vary materially from our current expectations. There can be no assurance that the Company will achieve its projected results.

(2)	Based on approximately 135 million fully diluted weighted average common shares outstanding.
(3)	See “Funds From Operations and FAD” schedule below for adjustments.
(4)	See “2015 FAD and Adjusted FFO Guidance Reconciliation” schedule below for adjustments.

CONFERENCE CALL

The Company will be conducting a conference call on Tuesday, November 3, 2015, at 10 a.m. Eastern to review the Company’s 2015 third quarter results and current developments.  Analysts and investors within the United States interested in participating are invited to call (877) 511-2891.  The Canadian toll-free dial-in number is (855) 669-9657.  All other international participants can use the dial-in number (412) 902-4140.  Ask the operator to be connected to the “Omega Healthcare’s Third Quarter 2015 Earnings Call.”

To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page.  Webcast replays of the call will be available on the Company’s website for two weeks following the call.

*   *   *   *   *   *

Omega is a real estate investment trust investing in and providing financing to the long-term care industry. As of September 30, 2015, Omega has a portfolio of investments that includes over 900 properties located in 42 states and the United Kingdom and operated by 83 different operators.

FOR FURTHER INFORMATION, CONTACT

Bob Stephenson, CFO at (410) 427-1700

________________________

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations. Omega does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega’s ability to maintain its status as a REIT; (ix) Omega’s ability to manage, re-lease or sell any owned and operated facilities; (x) Omega’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow Omega to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; (xii) risks relating to the integration of Aviv’s operations and employees into Omega and the possibility that the anticipated synergies and other benefits of the combination with Aviv will not be realized or will not be realized within the expected timeframe; and (xiii) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward looking statements. Omega undertakes no obligation to update any forward-looking statements contained in this announcement.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Real estate properties
Land and buildings	$6,723,479	$3,223,785
Less accumulated depreciation	(958,533)	(821,712)
Real estate properties – net	5,764,946	2,402,073
Investments in direct financing leases – net	584,333	539,232
Mortgage notes receivable	673,759	648,079
	7,023,038	3,589,384
Other investments	84,684	48,952
	7,107,722	3,638,336
Assets held for sale – net	10,371	12,792
Total investments	7,118,093	3,651,128

Cash and cash equivalents	15,319	4,489
Restricted cash	23,399	29,076
Accounts receivable – net	198,857	168,176
Goodwill	554,749	—
Other assets	683,066	68,776
Total assets	$8,593,483	$3,921,645

LIABILITIES AND EQUITY
Revolving line of credit	$550,000	$85,000
Term loans	500,000	200,000
Secured borrowings – net	262,559	251,454
Unsecured borrowings – net	2,932,358	1,842,049
Accrued expenses and other liabilities	267,690	141,815
Deferred income taxes	16,225	—
Total liabilities	4,528,832	2,520,318

Equity:
Common stock $.10 par value authorized – 350,000 shares, issued and outstanding – 184,954 shares as of September 30, 2015 and 127,606 as of December 31, 2014	18,495	12,761
Common stock – additional paid-in capital	4,521,448	2,136,234
Cumulative net earnings	1,311,880	1,147,998
Cumulative dividends paid	(2,148,833)	(1,895,666)
Accumulated other comprehensive loss	(3,950)	—
Total stockholders’ equity	3,699,040	1,401,327
Noncontrolling interest	365,611	—
Total equity	4,064,651	1,401,327
Total liabilities and equity	$8,593,483	$3,921,645

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Rental income	$166,623	$97,536	$430,699	$289,696
Income from direct financing leases	15,216	14,211	44,582	42,441
Mortgage interest income	17,195	16,883	51,336	36,132
Other investment income – net	2,940	2,035	6,488	5,197
Total operating revenues	201,974	130,665	533,105	373,466

Expenses
Depreciation and amortization	60,143	30,111	149,909	92,856
General and administrative	7,961	3,965	19,800	12,211
Stock-based compensation	2,199	2,022	6,682	6,570
Acquisition and merger related costs	3,555	259	55,507	399
Impairment loss on real estate properties	1,743	2,102	14,641	3,660
Provisions for uncollectible mortgages, notes and accounts receivable	301	(15)	292	2,730
Total operating expenses	75,902	38,444	246,831	118,426

Income before other income and expense	126,072	92,221	286,274	255,040
Other income (expense)
Interest income	5	11	205	36
Interest expense	(38,169)	(30,873)	(108,776)	(87,401)
Interest – amortization of deferred financing costs	(1,857)	(1,243)	(5,036)	(3,111)
Interest – refinancing gain (costs)	-	1,617	(8,361)	(3,068)
Total other expense	(40,021)	(30,488)	(121,968)	(93,544)

Income before gain (loss) on assets sold	86,051	61,733	164,306	161,496
(Loss) gain on assets sold – net	(2,391)	(20)	6,411	2,863
Income from continuing operations before income taxes	83,660	61,713	170,717	164,359
Income taxes	(406)	-	(945)	-
Net income	83,254	61,713	169,772	164,359
Net income attributable to noncontrolling interest	(3,852)	-	(5,890)	-
Net income available to common stockholders	$79,402	$61,713	$163,882	$164,359

Income per common share available to common stockholders:
Basic:
Net income available to common stockholders	$0.43	$0.48	$0.98	$1.30
Diluted:
Net income	$0.43	$0.48	$0.97	$1.30

Dividends declared and paid per common share	$0.55	$0.51	$1.62	$1.50

Weighted-average shares outstanding, basic	184,739	127,464	167,261	126,132
Weighted-average shares outstanding, diluted	195,183	128,428	174,824	126,895

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$83,254	$61,713	$169,772	$164,359
Add back loss (deduct gain) from real estate dispositions	2,391	20	(6,411)	(2,863)
Sub – total	85,645	61,733	163,361	161,496
Elimination of non-cash items included in net income:
Depreciation and amortization	60,143	30,111	149,909	92,856
Add back non-cash provision for impairments on real estate properties	1,743	2,102	14,641	3,660
Funds from operations available to common stockholders	$147,531	$93,946	$327,911	$258,012

Weighted-average common shares outstanding, basic	184,739	127,464	167,261	126,132
Restricted stock and PRSUs	1,483	964	1,580	763
Omega OP Units	8,961	—	5,983	—
Weighted-average common shares outstanding, diluted	195,183	128,428	174,824	126,895

Funds from operations available per share to common stockholders	$0.76	$0.73	$1.88	$2.03

Adjustments to calculate adjusted funds from operations:
Funds from operations available to common stockholders	$147,531	$93,946	$327,911	$258,012
Deduct one-time cash revenue	—	(585)	—	(585)
Add back (deduct) non-cash provision for uncollectible accounts receivable, mortgages and notes	301	(15)	292	2,730
(Deduct)/ add back interest refinancing expense	—	(1,617)	8,361	3,068
Add back interest carry to retire bonds (1)	863	—	863	—
Add back acquisition and merger related costs	3,555	259	55,507	399
Add back non-cash stock-based compensation expense	2,199	2,022	6,682	6,570
Adjusted funds from operations available to common stockholders	$154,449	$94,010	$399,616	$270,194

Adjustments to calculate funds available for distribution:
Non-cash interest expense	1,890	1,290	5,167	3,262
Capitalized interest	(1,522)	—	(1,945)	—
Non-cash revenues	(14,918)	(9,377)	(39,295)	(26,584)
Funds available for distribution	$139,899	$85,923	$363,543	$246,872

(1)
On September 25, 2015, the Company irrevocably deposited approximately $615.0 million to the trustee to call and redeem its $575 million 6.75% Notes due 2022.  This amount included the $575 million principal, a redemption premium of 3.375%, semi-annual interest and additional interest to the redemption date of October 26, 2015.  The $615.0 million was classified as “Other assets” on the Company’s financial statements.  The Company has adjusted (or added back) 8 days of interest at 6.75% resulting from the requirement to deposit with the trustee in September.

Funds From Operations (“FFO”), Adjusted FFO and Adjusted Funds Available for Distribution (“FAD”) are non-GAAP financial measures.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets.  The Company believes that FFO, Adjusted FFO and FAD are important supplemental measures of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO, Adjusted FFO and FAD among the criteria to measure the operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO, Adjusted FFO and FAD are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified above. FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent. The Company believes these measures provide an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. FAD is calculated as Adjusted FFO less non-cash interest expense and non-cash revenue, such as straight-line rent.  The Company’s computation of adjusted FFO and FAD are not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes that they are appropriate measures for this Company.

2015 FAD AND ADJUSTED FFO GUIDANCE RECONCILIATION

The following table presents a reconciliation of Omega’s guidance regarding Adjusted FFO and FAD to projected GAAP earnings. Omega may, from time to time, update its publicly announced FAD and Adjusted FFO guidance, but it is not obligated to do so.

	2015 Quarterly Adjusted FFO and FAD Guidance Range (per diluted common share)
	Q1 Act	Q2 Act	Q3 Act	Q4	Full Year
Net Income	$0.32	$0.24	$0.43	$0.31 - $0.32	$1.30 - $1.31
Depreciation	0.23	0.30	0.31	0.32	1.16
Gain on assets sold	-	(0.05)	0.01	-	(0.04)
Real estate impairment	0.04	0.04	0.01	-	0.09
FFO	$0.59	$0.53	$0.76	$0.63 - $0.64	$2.51 - $2.52
Adjustments:
Transaction costs	0.04	0.24	0.02	0.01	0.31
Interest – refinancing costs	0.07	(0.01)	-	0.11	0.17
Interest – carrying costs	-	-	0.00	0.02	0.02
Stock-based compensation expense	0.01	0.01	0.01	0.02	0.05
Adjusted FFO	$0.71	$0.77	$0.79	$0.79 - $0.80	$3.06 - $3.07
Non-cash interest expense	0.01	0.01	0.01	0.01	0.04
Capitalized interest	0.00	0.00	(0.01)	(0.01)	(0.02)
Non-cash revenue	(0.07)	(0.08)	(0.08)	(0.08)	(0.31)
FAD	$0.65	$0.70	$0.72	$0.71 - $0.72	$2.78 - $2.79

Note: All per share numbers rounded to 2 decimals. This table should be read in conjunction with the notes to the preceding table under “2015 FAD and Adjusted FFO Guidance” section above.

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ended September 30, 2015:

	As of September 30, 2015			As of September 30, 2015
Balance Sheet Data	Total # of Properties (2)	Total Investment ($000’s)	% of Investment	# of Operating Properties	# of Operating Beds
Real Property(1)(2)	831	$6,742,679	85%	818	81,448
Direct Financing Leases	58	584,333	7%	56	5,643
Loans Receivable	58	673,759	8%	58	6,097
Total Investments	947	$8,000,771	100%	932	93,188

Investment Data	Total # of Properties (2)	Total Investment ($000’s)	% of Investment	# of Operating Properties	# of Operating Beds	Investment per Bed ($000’s)
Skilled Nursing Facilities / Transitional Care (1)(2)	850	$6,940,439	87%	836	87,503	$79
Senior Housing (3)	97	1,060,332	13%	96	5,685	187
	947	$8,000,771	100%	932	93,188	$86

(1) Total investment includes a $19.2 million lease inducement and excludes $10.4 million of properties classified as held-for-sale.
 (2) Total # of properties includes properties classified as held-for-sale, closed and/or are being used for activities other than patient services.
 (3) Includes ALFs, memory care and independent living facilities.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
Rental Property (1)	$166,623	82%	$430,699	81%
Direct Financing Leases	15,216	8%	44,582	8%
Mortgage Notes	17,195	9%	51,336	10%
Other Investment Income- net	2,940	1%	6,488	1%
	$201,974	100%	$533,105	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
Skilled Nursing Facilities/Transitional Care (1)	$180,108	90%	$485,053	91%
Senior Housing	18,926	9%	41,564	8%
Other	2,940	1%	6,488	1%
	$201,974	100%	$533,105	100%

(1) 3rd quarter revenue includes $0.8 million reduction for lease inducement and $2.4 million year-to-date.

Note: The Company’s results for the nine-month period ended September 30, 2015 do not reflect the operations of Aviv for the three-month period ended March 31, 2015, and accordingly are not indicative of the Company’s results for future periods.

Operator Concentration by Investment ($000's)	As of September 30, 2015
	Total # of Properties (1)	Total Investment (2)	% of Investment
New Ark Investment, Inc.	59	$592,061	7%
Maplewood Real Estate Holdings, LLC	10	492,340	6%
Ciena Healthcare	31	420,139	5%
Genesis Healthcare	58	361,877	5%
CommuniCare Health Services, Inc.	36	357,487	5%
Daybreak Venture, LLC	54	346,262	4%
Laurel	27	308,047	4%
Health & Hospital Corporation	44	304,719	4%
Saber Health Group	30	275,112	3%
Diversicare Healthcare Services	36	271,399	3%
Remaining 73 Operators	562	4,271,328	54%
	947	$8,000,771	100%

(1) Total # of properties includes properties classified as held-for-sale, closed and/or are being used for activities other than patient services.
(2) Total investment includes a $19.2 million lease inducement and excludes $10.4 million of properties classified as held-for-sale.

Concentration by State	Total # of Properties (1)	Total Investment (2)	% of Investment
Ohio	86	$797,371	10%
Florida	98	692,514	9%
Texas	108	685,245	9%
Michigan	47	589,473	7%
California	60	510,446	6%
Pennsylvania	44	461,221	6%
Indiana	60	386,166	5%
Arkansas	32	245,324	3%
Connecticut	6	241,453	3%
South Carolina	22	240,852	3%
Mississippi	19	225,975	3%
Kentucky	26	188,398	2%
Massachusetts	16	187,919	2%
Maryland	16	174,077	2%
Washington	22	163,564	2%
Tennessee	20	157,770	2%
Remaining 26 States and United Kingdom	265	2,053,003	26%
	947	$8,000,771	100%
(1) Total # of properties includes properties classified as held-for-sale, closed and/or are being used for activities other than patient services.
(2) Total investment includes a $19.2 million lease inducement and excludes $10.4 million of properties classified as held-for-sale.

Revenue Maturities ($000's)	As of September 30, 2015
Operating Lease Expirations & Loan Maturities	Year	2015 Current Lease Revenue	2015 Current Interest Revenue	2015 Lease and Interest Revenue	%
	2015	$864	$-	$864	0.1%
	2016	3,152	-	3,152	0.4%
	2017	13,647	-	13,647	1.9%
	2018	54,974	1,506	56,480	7.7%
	2019	3,091	-	3,091	0.4%
	2020	7,037	367	7,404	1.0%

Note: Based on 2015 contractual revenues.

The following tables present operator revenue mix, census and coverage data based on information provided by our operators:

Operator Revenue Mix	As of June 30, 2015
	Medicaid	Medicare / Insurance	Private / Other

Three-months ended June 30, 2015 (1)	51.6%	38.9%	9.5%
Three-months ended March 31, 2015 (1)	51.0%	39.7%	9.3%
Three-months ended December 31, 2014 (1)	53.2%	37.3%	9.5%
Three-months ended September 30, 2014	53.9%	38.4%	7.7%
Three-months ended June 30, 2014	53.0%	39.2%	7.8%

(1) Includes results for Aviv legacy properties.

Operator Census and Coverage		Coverage Data
	Occupancy(1)	Before Management Fees		After Management Fees

Twelve-months ended June 30, 2015 (2)	81.9%	1.8	x	1.4	x
Twelve-months ended March 31, 2015 (2)	82.3%	1.8	x	1.4	x
Twelve-months ended December 31, 2014	84.5%	1.8	x	1.4	x
Twelve-months ended September 30, 2014	84.3%	1.8	x	1.4	x
Twelve-months ended June 30, 2014	84.2%	1.8	x	1.4	x
(1) Based on available (operating) beds. (2) Includes results for Aviv legacy properties.

The following table presents a debt maturity schedule as of September 30, 2015:

Debt Maturities ($000’s)	Secured Debt		Unsecured Debt
Year	HUD Mortgages (1)	GE Term Loan	Line of Credit (2)(3)	Senior Notes (4)	Sub Notes (5)	Total Debt
2015	-	-	-	-	-	-
2016	-	-	-	-	-	-
2017	-	-	-	-	-	-
2018	-	-	-	-	-	-
2019	-	180,000	1,750,000	-	-	1,930,000
2020	-	-	-	-	-	-
Thereafter	80,455	-	-	2,925,000	20,000	3,025,455
	$80,455	$180,000	$1,750,000	$2,925,000	$20,000	$4,955,455

(1) Mortgages guaranteed by the US Department of Housing and Urban Development. Excludes $2.1 million of fair market valuation (adjustments).
(2) Reflected at 100% borrowing capacity.
(3) Comprised of a: $200 million acquisition term loan, $100 million Omega OP term loan, $200 million term loan and $1.25 billion revolving credit facility (excluding the $250 million accordion feature) assuming the exercise of existing extension rights.
(4) Includes $575 million of notes redeemed on October 26, 2015 and excludes net discounts of $13.3 million.
(5) Excludes $0.6 million of fair market valuation (adjustments).

The following table presents investment activity for the three-and nine-month period ended September 30, 2015:

Investment Activity ($000's)	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
Funding by Investment Type:	$ Amount	%	$ Amount	%

Real Property	$104,506	42%	$288,290	61%
Construction-in-Progress	127,842	51%	143,332	31%
Capital Expenditures	18,524	7%	36,455	8%
Total	$250,872	100%	$468,077	100%